AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 19th day of November, 2014, to the Fund Accounting Servicing Agreement, dated as of April 6, 2011, as amended (the "Agreement"), is entered into by and between MANAGED PORTFOLIO SERIES, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the TorrayResolute Small/Mid Cap Growth Fund; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Managed Portfolio Series:

Exhibit S, the TorrayResolute Small/Mid Cap Growth Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Name: James R. Arnold	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit R to the Managed Portfolio Series Fund Accounting Agreement

Name of Series	Date Added
TorrayResolute Small/Mid Cap Growth Fund	on or after November 19, 2014

Multiple Series Trust FUND ADMINISTRATION, FUNDS ACCOUNTING & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE at November, 2014

Domestic & Fixed Income Funds
[…] basis points on the first $[…] million (to be discounted by […]%)
[…] basis points on the next $[…] million (to be discounted by […]%)

Minimum annual fee:  $[…] for the fund
Additional fee of $[…] for each additional class

Advisor Information Source Web Portal (WAIVED)
▪  $[…] /fund/month
▪  $[…] /fund/month for clients using an external administration service
▪  Specialized projects will be analyzed and an estimate will be provided prior to work being performed
Chief Compliance Officer Support Fee for the 2 Fund Complex
▪  $[…] /year
Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, daily compliance testing systems expenses, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, third party auditing and legal expenses, conversion expenses (if necessary), and all other out-of-pocket expenses.
Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

▪  Pricing Services
    −  $[…] Domestic and Canadian Equities/Options
    −  $[…] Corp/Gov/Agency Bonds/International Equities and Bonds
    −  $[…] CMOs/Municipal Bonds/Money Market Instruments
    −  $[…] /Fund/Month - Mutual Fund Pricing
    −  $[…] /Foreign Equity Security/Month for Corporate Action Service
    −  $[…] /Month Manual Security Pricing (>10/day)
▪  Factor Services (BondBuyer)
    −  $[…] /CMO/Month
    −  $[…] /Mortgage Backed/Month
    −  $[…] /Month Minimum/Fund Group
▪  Fair Value Services (FT Interactive)
    −  $[…] on the First 100 Securities/Day
    −  $[…] on the Balance of Securities/Day

Exhibit R to the Managed Portfolio Series Fund Accounting Agreement

Multiple Series Trust FUND ADMINISTRATION, FUNDS ACCOUNTING & PORTFOLIO COMPLIANCE SERVICES FEE SCHEDULE (continued) at November, 2014

SEC §15(c) Reporting (WAIVED)
▪	$[…] per fund per report – first class
▪	$[…] per additional class report
Additional Services
Available but not included above are the following services – legal administration, SEC §15(c) reporting, daily fund compliance testing, and daily performance reporting.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedule on this Exhibit S.

TorrayResolute, LLC

By: /s/ Nicholas Haffenreffer

Printed Name: Nicholas Haffenreffer

Title: President & CIO                                                Date: 12/3/14